UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2024

YUNHONG GREEN CTI LTD.

(Exact name of registrant as specified in charter)

Illinois	000-23115	36-2848943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22160 N. Pepper Road, Lake Barrington, IL 60010

(Address of principal executive offices) (Zip Code)

(847) 382-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	YHGJ	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard.

Until April 1, 2024, Yunhong Green CTI Ltd. (“YGCTI” or the “Company”), had engaged BF Borgers CPA PC (BFB) as the Company’s independent registered public accounting firm. The audit relationship began during December 2022 and included audits of the financial statements and related Form 10-K filings for the periods ended December 31, 2022 and December 31, 2023. The Audit Committee selected Wolf & Company, PC as the Company’s independent registered public accounting firm as of April 1, 2024.

On May 3, 2024, the Company became aware that BFB had agreed to be suspended from appearing or practicing before the SEC. Because of this, the Company may no longer use audit reports or consent from BFB in future filings. Without the 2023 audit report, the Company’s new auditors will need to perform procedures related to 2023 balances in order to be able to perform an effective review of required 2024 filings, including the Form 10-Q for the period ended March 31, 2024. The Company is working with its new audit firm to perform this work. Until this is completed, the Company will not be able to issue filings during 2024.

On May 22, 2024, the Company received written notice (the “Notice”) from The Nasdaq Capital Market (“Nasdaq”) stating that the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1) because the Company had not filed its Form 10-Q for the period ended March 31, 2024 as required. The Notice had no immediate effect on the Nasdaq listing or trading of the Company’s common stock.

The Notice required disclosure of this information, as well as the submission of a plan to regain compliance no later than July 22, 2024. The Company submitted its plan to regain compliance on July 9, 2024, describing the audit work being performed and related timeline for completion, and requesting an extension until September 27, 2024 to file all Delinquent Reports, including the Form 10-Q reports for the periods ended March 31, 2024 and June 30, 2024. This exception request was granted by Nasdaq staff pursuant to a letter dated July 24, 2024. This letter also informed the Company that its failure to satisfy the terms of the extension would result in a delisting of the Company’s securities, subject to the Company’s option to appeal such determination to a Hearings Panel.

On August 19, 2024, the Company received a second written notice from Nasdaq stating that the Company had not filed its Form 10-Q for the period ended June 30, 2024 as required. This notice had no immediate effect on the Nasdaq listing or trading of the Company’s common stock. This notice required an update of the Company’s plan to regain compliance no later than September 3, 2024.

If Nasdaq chooses to accept the Company’s plan, it may grant an exception of up to 180 calendar days from the initial Delinquent Filing, or until November 11, 2024, in which to regain compliance. If the Nasdaq does not accept the Company’s plan, the Company would have the opportunity to appeal the decision to a Hearings Panel.

The Company intends to submit a timely update to its plan with the objective to restore compliance and maintain its listing.

This summary is not intended to include all terms of the Notice, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated by reference into this Item 3.01.

Item No. 9.01 – Financial Statements and Exhibits

Exhibit No.	Exhibit

99.1	Notice from Nasdaq, dated May 22, 2024.
99.2	Press Release dated May 28, 2024
99.3	Letter from Nasdaq, dated July 24, 2024
99.4	Notice from Nasdaq, dated August 19, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 22, 2024	YUNHONG CTI LTD.

	By:	/s/ Frank J. Cesario
	Name:	Frank J. Cesario
	Title:	Chief Executive Officer and
Acting Chief Financial Officer